UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: December 3, 2008
DOLE FOOD COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dole Drive
Westlake Village, California 91362
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (818) 879-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01.	Other Events
As previously announced, on October 21, 2008 Dole Food Company, Inc. received notification of the European Commission Decision of October 15, 2008 relating to a proceeding under Article 81 of the EC Treaty in Case COMP/39188 — Bananas, by which a fine of € 45.6 million was imposed by the Commission of the European Communities on Dole Food Company, Inc. and Dole Fresh Fruit Europe OHG, jointly and severally. As stated in Article 2 of the Decision, the fine is not due until three months after the date of notification of the Decision, i.e., on January 22, 2009.
On December 3, 2008, the European Commission agreed in writing that if Dole makes an initial payment of $10 million to the Commission on or before January 22, 2009, then the Commission will stay the deadline for a provisional payment, or coverage by a prime bank guaranty, of the remaining balance (plus interest as from January 22, 2009), until April 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 8, 2008	Dole Food Company, Inc. Registrant
	By:	/s/ C. Michael Carter
C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary

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